SECOND AMENDMENT TO THE
RUBY TUESDAY, INC. CAFETERIA PLAN

THIS SECOND AMENDMENT is made December 15, 2010 by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Cafeteria Plan (the “Plan”) under an indenture effective as of January 1, 2008, which has been amended once since such date; and

WHEREAS, the Primary Sponsor now desires to amend the Plan for changes required by the Patient Protection and Affordable Care Act of 2010, as amended, and to make other miscellaneous changes.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2011, as follows:

1.           By deleting the existing Section 1.6 and substituting therefor the following:

“1.6           ‘Dependent’ means any Eligible Employee’s dependent, within the meaning of Code Section 152 (without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) or Code Section 105(b), except that for Plan Sections relating to the Dependent Care Expense Account, ‘Dependent’ means:

(a)           an Eligible Employee’s dependent, as defined in Code Section 152(a)(1), who is under the age of thirteen (13);

(b)           an Eligible Employee’s dependent, as defined in Code Section 152 (without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof), who is physically or mentally incapable of caring for himself and who has the same principal place of abode as the taxpayer for more than one-half of such taxable year; or

(c)           the spouse of an Eligible Employee, if such spouse is physically or mentally incapable of caring for himself and who has the same principal place of abode as the taxpayer for more than one-half of such taxable year.

Notwithstanding the foregoing, for purposes of a Participating Plan, the definition of ‘Dependent’ may be further limited by the terms of such Participating Plan.”

2.           By deleting the existing Section 1.30(a)(8) and substituting therefor the following:

“(8)           a prescribed medicine or drug (regardless of whether the medicine or drug requires a prescription);”

3.           By adding to Section 3.3 immediately after the phrase “thirty (30) day period” the phrase “(or such longer period as required by law)”.

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:   /s/ Samuel E. Beall, III

Title: Chairman, CEO and President